Exhibit 99.1

Date: September 7, 2017

Commercial Parts Jersey Limited as Investor 1 Euro Car Parts Limited as ECP James Rawson as Mr Rawson Neil Brown as Mr Brown Commercial Parts UK Holdco Limited as Company
Investment and Shareholders Agreement
relating to Commercial Parts UK Holdco Limited

Contents

No	Heading Pages

1.	Definitions 1

2.	Interpretation 6

3.	Subscriptions for Shares 7

4.	Completion 8

5.	Ongoing Operation of the Company 9

6.	Ongoing Funding of the Company 9

7.	Warranties 11

8.	Shareholder Consent 11

9.	Further issue and transfer of shares 12

10.	Rights to Information 13

11.	Put and Call Option 13

12.	Restrictive Covenants 13

13.	Confidentiality 15

14.	Announcements 15

15.	Costs and expenses 16

16.	Automatic termination and consequences of termination 16

17.	Cumulative remedies 16

18.	Waiver 17

19.	Entire agreement 17

20.	Variation 17

21.	No partnership 17

22.	Assignment and transfer 17

23.	Rights of third parties 18

24.	Conflict between this Agreement and the Articles 18

25.	Counterparts 18

1

26.	Notices 18

27.	Severance 19

28.	Governing law 19

29.	Jurisdiction 19

Schedule 1	20

Part 1	20

The Investors	20

Schedule 2	21

Particulars of the Company	21

Schedule 3	22

Part 1	22

Members of the Company - pre-Completion	22

Part 2	22

Members of the Company - post-Completion	22

Schedule 4	23

Matters requiring Shareholder Majority Consent:	23

Schedule 5	25

Deed of Adherence	25

Schedule 6	26

Terms on Which Shareholders May Satisfy a Funding Requirement	26

Schedule 7	27

Terms on Which ECP may be required to provide funding under Clause 6.4	27

Schedule 8	29

Determination of EBITDA	29

The following principles shall apply in the determination of EBITDA:	29

Schedule 9	31

Put and Call Options	31

Schedule 10	36

2

Terms of Working Capital Advance	36

3

THIS AGREEMENT is made the 7th day of September 2017
BETWEEN:

(1)	The persons whose names and addresses are set out in Schedule 1 (the "Investors" and each an "Investor"); and

(2)
COMMERCIAL PARTS UK HOLDCO LIMITED a company registered in England (company registration no. 10832591) whose registered in office is at 88 Baker Street, London, United Kingdom, W1U 6TQ (the "Company").

BACKGROUND:

(A)	The Company is a private company limited by shares, brief particulars of which are set out in Schedule 2.

(B)	Details of the legal and beneficial ownership of the share capital of the Company as it is now and as it will be immediately following Completion are set out in parts 1 and 2 of Schedule 3.

(C)	The Investors wish to subscribe for shares in the capital of the Company and to then provide for certain matters relating to the ongoing management and operation of the Company.
IT IS AGREED:

1.	Definitions
In this Agreement, except where the context otherwise requires, the words and expressions set out below shall have the following meanings:
"Articles " means the articles of association of the Company in the approved form to be adopted on Completion and then as may be subsequently amended in accordance with the requirements of law and this Agreement;
"Board" means the board of directors of the Company as constituted from time to time;
"Business" means the business of supplying spare parts for commercial vehicles as currently carried on by the Company's Group;
"Business Day" means a day on which the English clearing banks are ordinarily open for the transaction of normal banking business in the City of London (other than a Saturday or Sunday);
"Company's Solicitors" means Fieldfisher LLP of Riverbank House, 2 Swan Lane, London EC4R 3TT;
"Completion" means completion by the parties of their respective obligations in accordance with Clause 4;
"Completion Date" means the date of this Agreement;
"Condition" means the Company and the other parties to the Sale Agreement having entered into such agreement and "Completion" (as defined in the Sale Agreement) having occurred subject only to and conditional upon the Company paying the cash consideration due under that agreement in accordance with the provisions of paragraph 4 of schedule 3 to such agreement;

"Connected Party" means, in relation to any person, a person connected with that person at the relevant time within the meaning of section 1122 of the Corporation Tax Act 2010, but excluding any member of the Company's Group;
"Debt" shall include any indebtedness of each member of the Group (other than amounts owed by one member of the Group to another) which is in the nature of borrowings and which will include for the avoidance of doubt:

(a)	moneys borrowed which shall include but shall not be limited to any overdraft;

(b)	any amount raised by acceptance under any acceptance credit facility;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of a hire purchase, credit sale, or conditional sale agreement including but not limited to vehicle finance leases;

(e)
any amount which is treated as deferred consideration for the purposes of any acquisition (and which will become due with the passage of time or where any conditions as to it becoming due are reasonably likely to be satisfied);

(f)
any liabilities in respect of corporation tax to the extent that the Company has not paid its estimated annual taxes (as determined by the Company in good faith) in full and on time on a monthly basis;

(g)
any redemption fee, penalty, termination fee, premium, expenses or otherwise which the lender/creditor is entitled to charge in connection with the repayment or termination at the end of the relevant Reference Period of any relevant facility/transaction (provided that the same has actually been charged); and

(h)	any dividends payable by the Company;
but where the definition of Debt is used in the context of Clause 6 and the ECP Funding Cap, this shall not include any funds advanced under Clauses 4.2(j) and/or 4.3
"Deed of Adherence" means a deed of adherence substantially in the form set out in Schedule 5;
"EBITDA" means the amount of the consolidated adjusted earnings before interest, tax, depreciation and amortisation of the Company's Group for the Reference Period, which amount shall be determined applying the principles set out in Schedule 8;
"ECP" means the Investor known as Euro Car Parts Limited;
"ECP Director" a director from time to time in office that has been appointed as a director of the Company by ECP in accordance with Article 21 of the Articles;
"ECP Funding Cap" means the lesser of :

(a)	£20,000,000; and

(b)	an amount equal to:

(i)	the amount of six times the EBITDA (determined for the purposes of Clause 6.4); less

(ii)	the aggregate of the principal amount outstanding at the relevant time in respect of any funding provided by Shareholders under Clause 6.2 ;less

(iii)	the aggregate of the principal amount of Debt outstanding at the relevant time (excluding for these purposes Debt provided under Clauses 4.2(j), 4.3 and/or 6.4); less

(iv)
the aggregate liability (if any) of ECP in respect of which any guarantee(s) that (with the approval of the Board) have been given by ECP (or which are due to be provided by ECP as at the date on which the Company exercises its rights under Clause 6.4) in favour of a third party in respect of obligations of the Company not taken into account in sub paragraphs (ii) or (iii) of this paragraph (b) together with any Guarantee Fee in respect of such guarantee(s);

For the avoidance of doubt there shall be no double counting of identical items between paragraphs (ii) and (iv) above.
"Event of Default" means

(a)	the Company becoming insolvent within the meaning of Section 123(1) Insolvency Act 1986;

(b)	the Company stopping or suspending payment of any its debts generally, or becoming unable to or admitting its inability to pay its debts as they fall due;

(c)
the Company commencing negotiations or entering into any composition or arrangement with its creditors generally with a view to rescheduling its indebtedness or liabilities (by reason of actual or anticipated financial difficulties);

(d)	a moratorium being declared in respect of any indebtedness or liabilities of the Company; and

(e)
any action, proceedings, procedure or step being taken in relation to the suspension of payments, winding up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Company or the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Company or any of its assets;

"Exercise Notice" has the meaning given in paragraph 1.1(c) of Schedule 9;
"Exit" means:

(a)	the occurrence of any of:

(i)
the liquidation or winding up of the Company (except for the purposes of a solvent reorganisation, reconstruction or amalgamation where no cash or cash equivalent is distributed to shareholders in the Company and which is approved in accordance with clause 8);

(ii)	completion of:

(A)	the disposal by members of the Company's Group of all or substantially all of its business, undertaking and assets; or

(B)	the sale of (or the grant (other than pursuant to Schedule 9) of a right to acquire or to dispose of) any shares in the Company (in one transaction or as a series of transactions) which will result in a person who is not at that time an existing Shareholder or a Connected Party of such a Shareholder acquiring Shares (or rights to acquire Shares) which give or would give it "control" of the Company (using the meaning of control set out in sections 450 and 451 of the Corporation Tax Act 2010);

(C)	the admission of any Shares to trading on the London Stock Exchange’s markets for listed securities becoming effective; and

(D)
the grant of permission for the dealing in any shares in the Company on any other public securities market (including the AIM Market operated by London Stock Exchange plc or any successor market) becoming effective.

"Funding Notice" means has the meaning given in Clause 6.2;
"Funding Requirement" means has the meaning given in Clause 6.2;
"Group" means:

(a)
in respect of any person (other than Investor 1 and the Company), that person and each undertaking which is from time to time its parent undertaking or its subsidiary undertaking or any subsidiary undertaking of any such parent undertaking;

(b)
in the case of Investor 1, that person and each undertaking which is from time to time its parent undertaking or its subsidiary undertaking or any subsidiary undertaking of any such parent undertaking plus any other body corporate which is ultimately controlled by Sukhpal Singh Ahluwalia, Parvinder Ahluwalia, Husnel Ahluwalia, Pritpal Ahluwalia, Jay Ahluwalia or any of their respective family trusts; or

(c)	in respect of the Company, the Company and any subsidiary undertaking from time to time of the Company;
"Guarantee Fee" means the fee to be paid by the Company to ECP in respect of any guarantee provided (with the approval of the Board) by ECP to cover amounts owing by the Company to a third party which shall be calculated in accordance with the following formula:
Guarantee Fee = (A – B – C) per cent. x D
Where A = Interest Rate calculated as at the date of borrowing (expressed as a percentage)
B = the percentage rate of interest applied to the amount borrowed by the Company from the third party
C = 0.25 per cent.
D = the amount borrowed by the Company and which it would not have been able to borrow but for the provision of the relevant guarantee
"Interest Rate" means the aggregate of LIBOR and 7 per cent;
"Investor 1" means the investor known as Commercial Parts Jersey Limited;
"Investor 1 Director" a director from time to time in office that has been appointed as a director of the Company by the majority Shareholder in accordance with Article 21 of the Articles (but excluding Andrew Ludlow);

"LIBOR" means the applicable Screen Rate as of 11 am on the first day of each consecutive six month period that the relevant advance is outstanding and, if that rate is less than zero, LIBOR shall be deemed to be zero or in the event that LIBOR ceases to apply/exist, an equivalent financial industry currency and interest rate index that has become the acceptable as the LIBOR replacement rate to the lender/borrower community.  If parallel indexes are used for a period of time, the index as decided by the parties in good faith and acting reasonably to reflect the closest equivalent to LIBOR after consultation between the Company and the Shareholders.
"Mr Rawson" means the Investor known as James Rawson;
"NED Appointment Letters" the letters in the approved form to be entered into by the Company and Andrew Ludlow and by the Company and Neil Brown and under which each of Andrew Ludlow and Neil Brown will provide services to the Company in his capacity as non executive director of the Company;
"Offer Period" means has the meaning given in Clause 6.2;
"Option Completion" has the meaning given in Paragraph 1.1(b) of Schedule 9;
"Option Period" has the meaning given in Paragraph 1.1(f) of Schedule 9;
"Key Employee" means any employee who is or was during the Period employed by any member of the Company's Group at management grade or in a senior capacity;
"New Shares" means the Shares subscribed for by the Investors pursuant to Clause 3.1;
"Period" means the period of 6 months immediately preceding the Termination Date;
“Permitted Transfer” has the same meaning as set out in the Articles;
"Reference Period" means:

(a)
where the EBITDA needs to be determined for the purposes of Clause 6.4, the 12 month period to the end of the calendar month last ending before the service of the Company's notice under Clause 6.4; and

(b)	where the EBITDA needs to be determined for the purposes of Schedule 9, the 12 month period to the end of the calendar month last ending before the service of the relevant Exercise Notice.
"Sale Agreement" means the sale agreement in the approved form and to be made between Peter Rawson, James Rawson, Andrew Ludlow and the Company in respect of the sale/purchase of the entire issued share capital of Digraph Transport Supplies Limited;
"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the sterling and for a six month period (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Company may, acting reasonably, specify another page or service displaying the relevant rate after consultation with ECP;
"Shares" means the ordinary shares of £1 each in the capital of the Company;
"Shareholder Majority" means the holders of at least 76 per cent of the Shares from time to time;

"Shareholder Majority Consent" means (subject to Clause 2.13) the prior written consent of the Shareholder Majority;
"Shareholders" means the parties to this Agreement (other than the Company) and any person who becomes the holder of Shares and a party to this Agreement pursuant to a Deed of Adherence but excluding (except insofar as necessary to give due force to Clause 16.3) any such person as is released from liability pursuant to Clause 16.2;
"Termination Date" means in respect of each Shareholder the date upon which that Shareholder and any person who has acquired shares directly or indirectly from that Shareholder by way of one or a series of transactions under Articles 8 and/or 9 of the Articles, ceases to be a Shareholder;
"Third Party Facilities" means a facility or facility of the type described in Clause 6.1; and
"Unallocated Requirement" means has the meaning given in Clause 6.3.

2.	Interpretation

2.1	The Clause and Paragraph headings and the table of contents used in this Agreement are inserted for ease of reference only and shall not affect construction.

2.2
Unless the context otherwise requires, Clauses, Sub-Clauses and Schedules refer to clauses and sub-clauses of, and schedules to, this Agreement and to Paragraphs refer to paragraphs of the Schedule in which they appear.

2.3	References to persons shall include bodies corporate, unincorporated associations and partnerships, in each case whether or not having a separate legal personality.

2.4	Reference to a party or parties is to a party or parties of this Agreement (including for the avoidance of doubt the Shareholders).

2.5
References to any English statute or other legislation or legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include a reference to that which most nearly approximates to the English legal term in that jurisdiction.

2.6	References to those of the parties that are individuals include their respective legal personal representatives.

2.7	References to "writing" or "written" includes any non-transitory form of visible reproduction of words including email.

2.8
References to the word "include" or "including" (or any similar term) are not to be construed as implying any limitation and general words introduced by the word "other" (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things.

2.9
The expressions "undertaking", "subsidiary undertaking" and "parent undertaking" have the meanings given to them respectively in sections 1161 and 1162 of the Companies Act 2006 (save that for the purposes of subsection (2) of section 1162 an undertaking shall be treated as a member of another undertaking if any shares in that other undertaking are held by a person (or that person's nominee) by way of security or in connection with the taking of security granted by the first undertaking).

2.10	References to any document in the "approved form" means a document in a form approved by (and for the purpose of identification signed or initialled by or on behalf of) the parties to this Agreement.

2.11
Except where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof.

2.12
References to statutory provisions, enactments or EC Directives shall include references to any amendment, modification, extension, consolidation, replacement or re-enactment of any such provision, enactment or EC Directive (whether before or after the date of this Agreement), to any previous enactment which has been replaced or amended and to any regulation, instrument or order or other subordinate legislation made under such provision, enactment or EC Directive unless any such change imposes upon any party any liabilities or obligations which are more onerous than as at the date of this Agreement.

2.13
Where any Shareholder (or its nominee) votes in favour of a particular matter at a Board and/or shareholders meeting (in person by proxy) of the Company or any member of its Group, then that Shareholder shall be deemed to have given his written consent in respect of such matter for the purposes of the definition of Shareholder Majority Consent.

3.	Subscriptions for Shares

3.1
Subject to the provisions of Clause 4.1, the Investors detailed below apply for the allotment and issue to them at Completion of the following Shares as set out in the table below and the Company accepts such applications:

Investor	No. of Shares	Total subscription monies (£)
Investor 1	54,999	£6,004,660.85
ECP	25,000	£2,729,391.29
Mr Brown	5,000	£545,878.26
Total	84,999	£9,279,930.40

3.2	The subscriptions for Shares under Clause 3.1 are in addition to the issue of shares to Mr Rawson which is to be made pursuant to the Sale Agreement.

4.	Completion

4.1
Completion shall take place on the Completion Date provided that the Condition has been satisfied (Shareholder Majority Consent being deemed to have been given in respect of the matters required to satisfy the Condition). If the Condition is not satisfied on the date of this Agreement then this Agreement shall automatically terminate and be of no effect.

4.2	At Completion the following events shall occur (Shareholder Majority Consent being deemed to have been given in respect of such events):

(a)	each Investor shall pay the sum set out against its name in column 3 of the table in Clause 3.1 (by electronic funds transfer to the following client account of the Company's Solicitors):
Account name :    [Bank account information redacted]
Bank         :    [Bank account information redacted]
Account number :    [Bank account information redacted]
Sort code     :    [Bank account information redacted]

(b)	Investor 1 shall pay the £1 due on the subscriber shares in the Company;

(c)	Investor 1 shall pass a special resolution of the Company so as to adopt the Articles as the Articles of Association of the Company;

(d)	a meeting of the Board shall be held at which the Company shall:

(i)	issue the New Shares credited as fully paid to the Investors and enter their names in the register of members in respect thereof;

(ii)	execute and deliver to the Investors certificates for the New Shares;

(e)
Investor 1 shall exercise its powers of appointment under Article 21 to appoint Anthony Simler as a director (it being agreed that Sukhpal Singh Ahluwalia shall be deemed to have been appointed by Investor 1 under Article 21)

(f)	Andrew Ludlow shall be appointed as an additional director of the Company and he and the Company shall enter into the NED Appointment Letter relating to him;

(g)	ECP shall exercise its powers of appointment under Article 21 of the Articles to appoint Joseph Holsten and John Quinn as additional directors of the Company;

(h)	Mr Rawson shall exercise his powers of appointment under Article 21 of the Articles to appoint himself as an additional director of the Company;

(i)
Mr Brown shall exercise his powers of appointment under Article 21 of the Articles to appoint himself as an additional director of the Company and he and the Company shall enter into the NED Appointment Letter relating to him; and

(j)
each of the Investors shall advance to the Company the amounts detailed opposite their respective names below, such amounts to be advanced by way of loan on the terms and conditions set out in Schedule 10:

Investor	Amount to be advanced
Investor 1	£275,000
ECP	£125,000
Mr Brown	£25,000
Mr Rawson	£75,000

4.3
Following Completion if any amount shall become payable by the Company under Schedule 7 (Deferred Consideration) of the Sale Agreement, then if so required by the Company a notice shall be delivered to each Investor setting out the total amount of Deferred Consideration payable and confirming the earn out target achieved by the Sellers who are party to the Sale Agreement. On receipt of such notice, each of the Investors agrees to advance to the Company its pro rata proportion of the amount so payable within 5 Business Days of the Company requesting the same to such account as the Company shall specify in writing for this purpose. For these purposes each Investor's pro rata proportion shall be a proportion equal to its holding of Shares immediately following Completion. Any amount so advanced shall be deemed to be added to and form part of the amounts advanced by that Investor under Clause 4.2(j). In the event of a failure to advance funds when due the relevant Investor shall pay the Company interest on the amount unpaid at the Interest Rate until the relevant amount has been paid.

5.	Ongoing Operation of the Company

5.1	Each Shareholder shall exercise all voting rights and powers of control which it may have in relation to the Company so as to procure (insofar as he is reasonably able to do so) that:

(a)	at all times during the term of this Agreement the Company is managed in accordance with the provisions of this Agreement; and

(b)	the Company performs and complies with all obligations on its part under this Agreement and the Articles.

5.2	Each party undertakes to the other parties that:

(a)
it will not and will procure that the Company or any member of the Company’s Group will not in the course of operation of the Business engage in any activity, practice or conduct which would constitute an offence under sections 1, 2 or 6 of the Bribery Act 2010; and

(b)
the Company will establish and maintain in place adequate procedures (as defined in section 7(2) of the Bribery Act 2010 and any guidance issued by the Secretary of State under section 9 of the Bribery Act 2010) which are designed to prevent any employee, officer, agent or similar from undertaking any conduct that would give rise to an offence under section 7 of the Bribery Act 2010.

6.	Ongoing Funding of the Company

6.1	Following Completion, the Company will seek a third party finance facility or facilities (the "Third Party Facilities") to fund the expansion strategy of the Company's Group.

6.2
Where the Company's Group proposes to undertake an acquisition or open a new branch which (after making a reasonable allowance for any ongoing working capital requirements of the Company's Group) the Company's Group is unable to finance from its then existing surplus working capital and/or any then existing Third Party Facilities which have been fully drawn down, or it is unable to obtain new or additional funding from a Third Party Facility for this purpose and on terms acceptable to the Board, then the Company may:

(a)	give notice (a "Funding Notice") to the Shareholders of the amount of the shortfall (the "Funding Requirement"); and

(b)	give each of the Shareholders an opportunity to provide all or part of such Funding Requirement on the terms set out in Schedule 6.
Shareholders will have a period of 5 Business Days following receipt of the Funding Notice (the "Offer Period") to confirm whether they wish to provide such or any part of the Funding Requirement and if so how much.

6.3	To the extent that at the end of the Offer Period:

(a)	Shareholders have not in aggregate offered to provide the full amount of the Funding Requirement (the shortfall being the "Unallocated Requirement") then:

(i)
those Shareholders (if any) who have offered to provide any part of the Funding Requirement shall be required to provide the amount which they offered to provide on the terms set out in Schedule 6; and

(ii)	the Company shall be entitled to exercise its rights under Clauses 6.4 and 6.5;

(b)	Shareholders have in aggregate offered to provide the full amount of the Funding Requirement then such offers shall be accepted on the basis that:

(i)
each Shareholder is first allocated a proportion of the Funding Requirement which equals the lesser of the amount which that Shareholder offered to provide and a proportion of the Funding Requirement equivalent to his percentage holding of Shares;

(ii)
the balance of the Funding Requirement shall be allocated pro rata to their respective holdings of Shares to those Shareholders who offered to provide more than their pro rata proportion of the Funding Requirement (but so that no Shareholder can be allocated in aggregate more than the amount which that Shareholder offered to provide) and this process shall be repeated until the full amount of the Funding Requirement has been allocated.

6.4	Where the Company is entitled in accordance with Clause 6.3(a)(ii) to exercise its rights under this Clause, then Provided That:

(a)	the relevant acquisition or branch opening has been approved by both an ECP Director and an Investor 1 Director;

(b)	the date for draw down of the relevant advance is before the fifth anniversary of the date of this Agreement; and

(c)	the maximum aggregate principal amount (excluding all accrued interest) then outstanding from the Company to ECP in respect of funds advanced under this Clause 6.4 is less than the ECP Funding Cap, the Company shall be entitled by notice to ECP to require ECP to advance to the Company the lesser of:

(i)	the Unallocated Requirement; and

(ii)
the amount which, when added to the aggregate principal amount (excluding all accrued interest) then outstanding from the Company to ECP in respect of all funds advanced to the Company for the purpose of funding the expansion strategy of the Company's Group will equal the ECP Funding Cap.

Any amount to be advanced by ECP under this Clause 6.4 shall be advanced on the terms set out in Schedule 7 and shall be used for the sole purpose of making the acquisition(s) approved by the ECP Director (as envisaged by Clause 6.4(a)). To the extent that such acquisition does not proceed to a legally binding completion, such funds shall be returned to ECP as soon as reasonably practicable and, in any event, within 3 Business Days of cessation of negotiations in connection with the acquisition, to such account as shall be specified by ECP to the Company in writing.

6.5	To the extent that ECP is not required to provide the full amount of the Unallocated Requirement under Clause 6.4 or does not satisfy its obligations to provide funding under Clause 6.4 when due,

the Company shall be entitled to raise the balance of the Unallocated Requirement through the issue of further Shares at a price to be determined by the Board Provided That such shares are first offered to the Shareholders in accordance with the provisions of Article 6 of the Articles. Each of the Shareholders agrees to give all necessary approvals and consents required for the purposes of facilitating such issue of Shares provided always that the terms of this Agreement and Articles have been complied with by the other parties in all material respects or (where any breach of this Agreement and the Articles is capable of remedy) the relevant breach has been remedied by the breaching party following a request by one of the other parties to remedy the relevant breach.

7.	Warranties

7.1	The Company warrants to the Investors that as at the date of this Agreement:

(a)	the information in respect of the Company set out in Schedule 2 is true and accurate;

(b)	the shareholders in the Company as they are now and will be following Completion and completion of the Sale Agreement are as set out in Schedule 3;

(c)
save for the incurring of costs and expenses in connection with the discussions and negotiations in connection with this Agreement, and the investigations, discussions and negotiations undertaken in connect with the Sale Agreement, the Company has not traded and has no assets or liabilities.

7.2	Each of the Investors warrants to the other Investors and the Company that:

(a)
the relevant Investor has all requisite power and authority to enter into and perform this Agreement in accordance with its terms, without requiring the consent, approval or authority of any other person; and

(b)	this Agreement constitutes valid, legal and binding obligations of the relevant Investor in accordance with its terms.

8.	Shareholder Consent

8.1
Each of the Shareholders shall exercise all voting rights and powers of control available to him in relation to the Company or any member of the Group to procure (in so far as he is reasonably able) that:

(a)	save with Shareholder Majority Consent, no member of the Company's Group shall undertake any of the matters referred to in Schedule 4; and

(b)	save with the consent of all Shareholders, no member of the Company's Group shall undertake any of the matters set out in paragraph 1, 4, 5, 6, 7, 9, 10, 11 or 20 of Schedule 4.

8.2	Subject to Clause 8.3, the Company (which for the avoidance of doubt includes the Board) agrees that:

(a)
save with Shareholder Majority Consent, it shall not and it shall procure that no member of the Company's Group shall undertake any of the matters referred to in Schedule 4 but this Clause shall not impose any obligation or restriction on the Company (or any member of the Company's Group) which may not be imposed by law; and

(b)	save with the consent of all Shareholders, no member of the Company's Group shall undertake any of the matters set out in paragraph 1, 4, 5, 6, 7, 9, 10, 11 or 20 of Schedule 4.

8.3	The restriction in Clause 8.2 shall not apply to the extent that it cannot lawfully be applied to the Company or any member of the Group.

9.	Further issue and transfer of shares

9.1
Subject to Clause 9.2, each Shareholder undertakes that he shall not, and shall not agree to, transfer, mortgage, charge or otherwise dispose of the whole or any part of his interest in, or grant any option or other rights over, any shares in the capital of the Company to any person except where permitted or required so to do pursuant to the Articles or this Agreement.

9.2	In the event that:

(a)
any Shareholder (other than ECP) proposes to sell, transfer or dispose of any Shares during the four year period from the date of this Agreement and it is not a Permitted Transfer under the Articles or required under Articles 13 or 14 of the Articles, the consent of both ECP and Investor 1 will be required before any such sale, transfer or disposition of Shares can be effected;

(b)
ECP proposes to sell, transfer or dispose of any Shares during the five year period from the date of this Agreement and it is not a Permitted Transfer under the Articles or required under Article 13, the consent of Investor 1 will be required before any such sale, transfer or other disposition of Shares can be effected and regardless of the reason for or nature of the same and it is agreed that if ECP are authorised to make a sale, transfer or disposition of their Shares pursuant to this Clause 9.2(b) with the consent of Investor 1, and such sale, transfer or other disposition of Shares occurs such that ECP no longer has any interest in any Shares, then the obligation to provide further funding under Clause 6.4 shall cease; or

(c)
ECP sells, transfers or disposes of any Shares during the four year period from the date of this Agreement in breach of the terms of this Agreement or the Articles or it is a Permitted Transfer under the Articles or required under Article 13, the obligation on ECP to provide funding to the Company under Clause 6.4 shall continue in accordance with the provisions of such Clause until the fifth anniversary of the date of this Agreement.

9.3
Without prejudice to Clause 9.1 and Clause 9.2, no Shareholder shall effect any transfer, mortgage, charge or other disposal of any interest in Shares described in Clause 9.1 nor shall the Company issue any shares or equity securities (as defined in section 560 of the Companies Act 2006) or sell or transfer any Shares held as treasury shares, to any person who is not a party to this Agreement without first obtaining from the transferee or subscriber a Deed of Adherence.

9.4
The Deed of Adherence shall be in favour of the Company, the Shareholders and any other parties to this Agreement and shall be delivered to the Company at its registered office. Subject to Clause 9.3, no share transfer or issue of shares shall be registered unless such Deed of Adherence has been delivered by the relevant transferee or allottee (as applicable).

10.	Rights to Information

10.1	The Company shall provide to the Shareholders:

(a)
by not later than 15 Business Days following the end of each calendar month, monthly management accounts for the Company and its Group containing an income statement, balance sheet and statement of cash flows;

(b)
by not later than 45 days following the end of each calendar quarter, quarterly management accounts for the Company and its Group containing a quarterly income statement, balance sheet and statement of cash flows, each prepared in accordance with International Financial

Reporting Standards, together with a comparison against the current year’s budget and the prior year’s actual results;

(c)
draft annual accounts for the Company, each member of its Group and consolidated annual accounts for the Company's Group as soon as is reasonably practicable and, in any event, within 45 days, from the end of each financial year of the Company; and

(d)
annual accounts for the Company, each member of its Group and consolidated annual accounts for the Company's Group (audited in each case where applicable) in a form substantially approved by the then auditors of the Company, as soon as is reasonably practicable after they have been so approved, in each case, such accounts to be provided with reasonable and diligent care and attention and to be reasonably accurate based on (i) the purpose for which they are prepared, (ii) the information reasonably available to the Company or Group Member at the time they are prepared and (iii) the timescale in which they are to be produced.

11.	Put and Call Option

11.1	The provisions of Schedule 9 shall apply.

11.2	For the purposes of Article 10.1 the Shareholders approve any transfer of Shares under the provisions of Schedule 9 as a "Permitted Transfer".

12.	Restrictive Covenants

12.1
For the purpose of assuring the value of the Business and the full benefit of the goodwill of the business of the Company, each Shareholder hereby undertakes and covenants with the other Shareholders and the Company that (save for any interest in the shares or other securities of a company traded on a securities market so long as such interest does not extend to more than 3 per cent of the issued share capital of the company or the class of securities concerned or save with Majority Shareholder Consent) and whether alone or on behalf of or jointly with another person he/it shall not:

(a)	prior to the Termination Date:

(i)
within the United Kingdom carry on or be concerned, engaged or interested directly or indirectly (in any capacity whatsoever) in any Competing Business (and for these purposes the term "Competing Business" means a business which competes with the Business and the business of the Company's Group at the relevant time); or

(ii)
on his own account or on behalf of any other person, firm or company solicit contracts or orders in connection with any Competing Business from any person firm or company who has been a customer of any member of the Company's Group during the period of 12 months ending on the date of such solicitation and with whom he/she had frequent contact within such period; or

(iii)
endeavour to entice away on his own account or on behalf of any other person, firm or company any consultant, executive or employee from the Company's Group (whether or not such person would commit a breach of contract by reason of leaving the service of the Company's Group); and

(b)	during the period of 12 months commencing on the Termination Date:

(i)
within the United Kingdom carry on or be concerned, engaged or interested directly or indirectly (in any capacity whatsoever) in any Post Termination Competing Business (and for these purposes the term "Post Termination Competing Business" means a business which competes with the Business or business of the Company's Group as carried on at the Termination Date);

(ii)
on his own account or on behalf of any other person, firm or company solicit contracts or orders in connection with any Post Termination Competing Business from any person firm or company who has been a customer of any member of the Company's Group during the period of 12 months ending on the Termination Date and with whom he/she had frequent contact within such period; or

(iii)
endeavour to entice away on his own account or on behalf of any other person, firm or company any consultant, executive or employee from the Company's Group on the Termination Date (whether or not such person would commit a breach of contract by reason of leaving the service of the Company's Group).

12.2	Nothing in this Clause 12 shall operate to prohibit:

(a)
ECP or any member of its Group from carrying on the business in the manner and scope in which it is carried on by ECP or any member of its Group at the date of this Agreement in respect of Clause 12.1(a) or the manner and scope in which it is carried on by ECP or any member of its Group as at the Termination Date for the purposes of clause 12.1(b); or

(b)	Sukhpal Singh Ahluwalia from performing his duties under the terms of any service agreement with ECP or any member of its Group.

12.3	Each of the restrictions contained in each paragraph of Clause 12.1 is separate and distinct and is to be construed separately from the other such restrictions.

12.4
Each Shareholder hereby acknowledges that he considers such restrictions to be reasonable both individually and in the aggregate and that the duration extent and application of each of such restrictions are no greater than is necessary for the protection of the goodwill of the Business and any other businesses of the Company's Group and that the consideration paid by the Investors for the New Shares applied for in this Agreement takes into account and adequately compensates him for any restriction or restraint imposed thereby. However, if any such restriction shall be found to be void or unenforceable but would be valid or enforceable if some part or parts thereof were deleted or the period or area of application reduced, each Shareholder hereby agrees that such restriction shall apply with such modification as may be necessary to make it valid.

12.5
Each Shareholder acknowledges and agrees that damages alone may not be an adequate remedy for the breach of any of the undertakings or obligations as set out in this Clause. Accordingly, without prejudice to any other rights and remedies the parties may have, the parties shall be entitled to seek the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of this Clause.

13.	Confidentiality

13.1
Notwithstanding the duties owed by each of the directors of the Company or any member of its Group, any such director shall be entitled to disclose any information and provide relevant documents and materials about the Company and its Group and discuss its and their affairs, finances and accounts with appropriate officers, senior employees or advisers of any Shareholder (and any member of such Shareholder's Group).

13.2
Subject to Clauses 13.3 and 13.4, and save as required by law, regulation, the rules of any stock exchange or by any relevant national or supranational regulatory authority, each of the parties shall not and shall procure that each member of its Group shall not disclose to any person, shall safeguard and treat as confidential and (save as contemplated by this Agreement) not use for the purposes of its own business any information, documents and materials (together "Confidential Information") which it acquires in connection with this Agreement and which relates to the business of the Group or to any of the other parties.

13.3
The obligations of confidentiality in this Clause 13 shall survive the termination of this Agreement and shall continue unless and until any of the relevant Confidential Information enters the public domain through no fault of any party or of any other person owing a duty of confidentiality to the relevant party.

13.4
Each party (the "Disclosing Party") shall be entitled to disclose any information and provide relevant documents and materials about the Business of the Company and its affairs to any member of its Group and its and their officers, employees, agents and professional and financial advisers who are required to know the same to carry out their duties provided that the Disclosing Party shall then procure that the recipients of such information, documents and materials shall then comply with the provisions of this Clause 13 as if they were parties to it.

14.	Announcements

14.1
Except in accordance with Clauses 13.2 or 14.2, the parties shall not make any public announcement or issue a press release or respond to any enquiry from the press or other media concerning or relating to this Agreement or its subject matter (including but not limited to the Investors' investment in the Company) or any ancillary matter.

14.2	Notwithstanding Clauses 13.1 and 14.1, any party may:

(a)	make any press release to the effect that it has made an investment in the Company and/or that it is a Shareholder in the Company without obtaining the prior approval of any other parties;

(b)
make or permit to be made an announcement concerning or relating to this Agreement or its subject matter or any ancillary matter with the prior written approval of the Board or if and to the extent required by:

(i)	law;

(ii)	any securities exchange on which such party’s securities are listed or traded;

(iii)	any regulatory or governmental or other authority with relevant powers to which such party is subject or submits, whether or not the requirement has the force of law; or

(iv)	any court order.

15.	Costs and expenses
The parties (including the Company) shall bear their own costs and disbursements incurred in the negotiations leading up to and in the preparation of this Agreement and of matters incidental to this Agreement.

16.	Automatic termination and consequences of termination

16.1	This Agreement shall terminate automatically:

(a)	when all of the Shareholders so agree in writing;

(b)	where all of the issued Shares are beneficially owned by the same person; or

(c)
when a resolution is passed by the Shareholders or an order made by a court or other competent body or person instituting a process that shall lead to the Company being wound up and its assets being distributed.

16.2
Without prejudice to Clause 16.1 and subject to Clause 16.3, this Agreement shall cease to have effect as regards any Shareholder which ceases to hold any Shares in the Company as a result of a transfer in accordance with this Agreement and the Articles (and for these purposes the fact that a transfer of Shares has not been registered by the Company shall not prevent the Shareholder from having ceased to hold such shares provided that the transfer is in accordance with this Agreement and the Articles).

16.3
Termination of all or part of this Agreement (irrespective of the reason and whether in whole or in respect of particular Shareholders) shall not release any party from any liability which at the time of termination has already accrued or which may accrue after termination of this Agreement in respect of any act or omission prior to such termination, and further the provisions of Clauses 1, 2, 4.3, 6 and 11 to 29 and Schedules 6, 7, 8, 9 and 10 (inclusive)) shall continue to apply notwithstanding such termination. Notwithstanding any other provision of this Agreement, if ECP transfers its Shares in accordance with the terms of this Agreement, then the terms of Schedule 7 and Schedule 10 shall continue to apply and shall be enforceable by ECP until such monies owed by the Company to ECP have been repaid in full.

17.	Cumulative remedies
The rights, powers, privileges and remedies conferred upon the parties in this Agreement are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law.

18.	Waiver
The express or implied waiver by any party to this Agreement of any of its rights or remedies arising under this Agreement or by law shall not constitute a continuing waiver of the right or remedy waived or a waiver of any other right or remedy.

19.	Entire agreement

19.1
This Agreement and the documents referred to or incorporated in it constitute the entire agreement between the parties relating to the subject matter of this Agreement and supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, between the parties in relation to the subject matter of this Agreement.

19.2
Each of the parties acknowledges and agrees that it has not entered into this Agreement in reliance on any statement or representation of any person (whether a party to this Agreement or not) other than as expressly incorporated in this Agreement and the documents referred to or incorporated in this Agreement.

19.3
Without limiting the generality of the foregoing, each of the parties irrevocably and unconditionally waives any right or remedy it may have to claim damages and/or to rescind this Agreement by reason of any misrepresentation (other than a fraudulent misrepresentation) having been made to it by any person (whether party to this Agreement or not) and upon which it has relied in entering into this Agreement.

19.4	Nothing contained in this Agreement or in any other document referred to or incorporated in it shall be read or construed as excluding any liability or remedy as a result of fraud.

20.	Variation
All and any of the provisions of this Agreement may be deleted, varied, supplemented, restated or otherwise changed in any way at any time with the prior written consent of the Company and by all Shareholders, in which event such change shall be binding against all of the parties hereto but this shall not affect any rights or obligations of any person who at the relevant time has ceased to be a Shareholder.

21.	No partnership
Nothing in this Agreement is intended to or shall be construed as establishing or implying any partnership of any kind between the parties.

22.	Assignment and transfer

22.1	This Agreement is personal to the parties and no party shall:

(a)	assign any of its rights under this Agreement;

(b)	transfer any of its obligations under this Agreement;

(c)	sub-contract or delegate any of its obligations under this Agreement; or

(d)	charge or deal in any other manner with this Agreement or any of its rights or obligations.

22.2	Any purported assignment, transfer, sub-contracting, delegation, charging or dealing in contravention of Clause 22.1 shall be ineffective.

23.	Rights of third parties

23.1
Save for a Shareholder who has duly executed a Deed of Adherence and any person referred to in Clause 19.3, a person who is not a party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement. Notwithstanding the forgoing the rights of a person who is entitled to enforce rights under this Agreement by virtue of such act may be amended in accordance with Clause 20.

24.	Conflict between this Agreement and the Articles

24.1
Subject to any applicable law, in the event of any ambiguity or conflict between this Agreement and the Articles of Association, the terms of this Agreement shall prevail as between the Shareholders and in such event the Shareholders shall procure such modification to the Articles as shall be necessary.

24.2	Subject to Clause 24.1, the provisions of the Articles shall apply as if set out in this Agreement.

25.	Counterparts
This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all the counterparts shall together constitute one and the same agreement. The exchange of a fully executed version of this Agreement (in counterparts or otherwise) by electronic transmission in PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement and no exchange of originals is necessary.

26.	Notices

26.1	Any communication and/or information to be given in connection with this Agreement shall be in writing in English and shall either be delivered by hand or sent by first class post or email:

(a)	to the Company at its registered office;

(b)	to any Shareholder at its address stated in this agreement or relevant Deed of Adherence
(or in each such case such other address as the recipient may notify to the other parties for such purpose).

26.2	A communication sent according to Clause 26.1 shall be deemed to have been received:

(a)	if delivered by hand, at the time of delivery;

(b)	if sent by pre-paid first class post, on the second day after posting; or

(c)	if sent by email, at the time of completion of transmission by the sender;
except that if a communication is received between 5.30 pm on a Business Day and 9.30 am on the next Business Day, it shall be deemed to have been received at 9:30am on the second of such Business Days.

27.	Severance

27.1
If any provision of this Agreement is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this Agreement will remain in full force and effect and will not in any way be impaired.

27.2
If any provision of this Agreement is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable.

28.	Governing law
This Agreement (and any dispute or claim relating to it or its subject matter (including non-contractual claims)) is governed by and is to be construed in accordance with English law.

29.	Jurisdiction

29.1	This Agreement and any non-contractual obligation arising out of or in connection with it are governed by the law of England and Wales.

29.2
Each party irrevocably agrees that the courts of England and Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute relating to its existence, validity, interpretation, enforceability or termination)..

This Agreement has been entered into on the date stated at the beginning of this document.

Schedule 1
Part 1
The Investors

Name	Address/email address
Commercial Parts Jersey Limited (a company incorporated in Jersey with number …..) Contact name: Sukhpal Singh Ahluwalia	43/45 La Motte Street, St Helier, Jersey JE4 8SD Email: [Email address redacted]
Euro Car Parts Limited (a company incorporated in England with number 02680212) Contact name: Samar Khagram	Euro House Fulton Road, Wembley Industrial Estate, Wembley, Middlesex, HA9 0TF Email: [Email address redacted]
James Rawson	[Home address redacted] Email
Neil Brown	[Home address redacted] Email: [Email address redacted] Email: [Email address redacted]

Schedule 2
Particulars of the Company

Registered number:	10832591
Registered office:	88 Baker Street, London, United Kingdom, W1U 6TQ
Directors:	Sukhpal Singh Ahluwalia
Secretary:	None
Accounting reference date:
Charges:	None
Auditors:	None
Issued share capital immediately before Completion:	1 Ordinary Share of £1

Schedule 3
Part 1
Members of the Company - pre-Completion

Member	Number of Shares held
Investor 1	1
ECP	0
Mr Rawson	0
Neil Brown	0
Part 2
Members of the Company - post-Completion

Member	Number of Shares held
Investor 1	55,000
ECP	25,000
Mr Rawson	15,000
Neil Brown	5,000

Schedule 4
Matters requiring Shareholder Majority Consent:

1.	Any alteration of its articles of association or any other constitutional documents required under the Companies Act 2006;

2.	The passing of any resolution for its winding or liquidation on a solvent basis;

3.
Any change in the nature of its business which will result in a material change in the nature of the Business undertaken by the Company's Group as a whole including (but not limited to) any change of name;

4.
Entering into any agreement which will entitle any person to call for an allotment of any shares or other securities (other than to a member of the Company's Group) in circumstances where such shares or securities are not issued and allotted at the time that the relevant agreement is entered into;

5.
Other than in accordance with Article 6 of the Articles or to a member of the Company's Group, issuing any shares or other securities or granting any option or other interest (in the form of convertible securities or in any other form) over any of the share capital of the Company or any member of the Company’s Group;

6.	Issuing any shares or other securities or declaring any dividend or other distribution in the period between the service of an Option Notice and Option Completion in respect of the relevant Option;

7.	Allotting or issuing any shares in the capital of the Company which are not Shares;

8.
Entering into any contract or varying any contract with a director of the Company or with a Shareholder or with a Connected Party of either including but not limited to the giving of any guarantees or shareholder loans other than envisaged in Clauses 4.2(j), 4.3 and 6 or the payment of any management related charges, or similar between the Company, any member of the Company’s Group and any Shareholder or their connected persons;

9.
Any reduction, sub-division, redenomination, conversion or purchase of own shares of all or part of the Company’s share capital or effecting any other type of share for share exchange transaction or associated redemption/capitalisation and re-issue of shares involving the Company or any member of the Company’s Group;

10.	Any issue of shares by the Company by way of capitalisation of profits or reserves;

11.	Any variation to the rights attached to any Shares;

12.
The disposal or the entering into of any agreement for the disposal of all or a material part of the business or undertaking of the Company's Group taken as a whole including for the avoidance of doubt any form of merger, amalgamation, joint venture cooperation agreement or similar arrangement used to effect or implement any such disposal;

13.	The entering into of any transaction or agreement or arrangement other than on arm's length terms;

14.	The formation of any board committee to which the Board delegates certain of its powers;

15.
The formation or implementation of any dividend policy (which shall include for the avoidance of doubt the making of any distributions) and the approval of any subsequent alteration of any such dividend policy;

16.
The formation or dissolution of any subsidiaries or any new holding company (save where this arises as a result of an acquisition of a company by a member of the Company's Group provided such acquisition has been approved by the Board;

17.	The alteration of any accounting policies, change of accounting reference date or change of auditors;

18.	The application for the listing or trading of any shares in the capital of the Company or any debt securities on any stock exchange;

19.
The establishment or amendment of any profit sharing, bonus or other incentive scheme of any nature for directors, officers and (to the extent outside of the ordinary course of business and inconsistent with normal employee remuneration arrangements) employees;

20.	The establishment or amendment of any share option scheme;

21.	The approval of any annual budget;

22.
The appointment of additional members to the Board (which shall include any observers) whether under Article 17(1) of the Model Articles or otherwise (but Majority Shareholder Consent shall not be required in respect of an appointment by the persons referred to in Article 21.2 in exercise of their powers of appointment under Article 21.1); and

23.	Approval of the terms of appointment of any members of the Board (save for those terms imposed by law or under the Articles).

Schedule 5
Deed of Adherence
THIS DEED OF ADHERENCE is made the        day of                     20[ ]
BY:
[    ] [LIMITED] [PLC] a company registered in [England] (company registration no. [                    ]) whose [registered office][principal place of business] is at [                  ] (the “New Shareholder”), in favour of the persons whose names and addresses are set out in the Appendix to this Deed (the “Continuing Parties”).
BACKGROUND:

(A)
This Deed is supplemental to an investment and shareholders’ agreement (the “Agreement”) dated [ ] 20[ ] made between [insert details of the original parties and details of any subsequent deeds of variation and/or Deeds of Adherence].

(B)	The New Shareholder wishes to acquire by [number] Shares in the capital of the Company.

(C)
Clause 9 of the Agreement provides that no person shall be registered as the holder of any Shares unless it is a party to the Agreement or enters into a deed of adherence in substantially the form of this Deed.

THIS DEED WITNESSES:

1.
The New Shareholder confirms that it has been given a copy of the Agreement [(together with the other documents referred to in paragraph (A) above)] and agrees to become a party to the Agreement with effect from [the date on which it is registered as the holder of any shares in the Company] and covenants with the Continuing Parties to observe, perform and be bound by every provision of the Agreement (other than any which no longer remain to be observed and performed at the date of this Deed) as if the New Shareholder had been an original party to it in the capacity of a Shareholder.

2.	For the purposes of Clause ……………., the contact details for the New Shareholder shall be as follows:
Address:    [                ]
e-mail:    [                ]

4.	Unless the context otherwise requires, words and expressions defined in the Agreement shall have the same meanings when used in this Deed.

5.	The provisions of Clauses 17 to 29 (inclusive) of the Agreement shall apply to this Deed as if those provisions had been set out expressly in this Deed (with reference to this Deed).
This Deed has been executed as a deed and delivered on the date first stated above.
[Insert Appendix and execution clause by way of a deed for the New Shareholder]

Schedule 6
Terms on Which Shareholders May Satisfy a Funding Requirement

1.	Amount to be provided by each Shareholder: To be determined in accordance with Clause 6.3.

2.
Date for Drawdown: The date specified by the Company by notice to relevant Shareholders which shall not be less than 10 Business Days after the date on which the relevant Shareholder has been notified of the amount to be provided by the relevant Shareholder under Clause 6.3

3.
Condition to Draw Down: The Company has commitments from Shareholders to satisfy the full amount of the relevant Funding Requirement through the operation of Clauses 6.3 and/or 6.4 and any issue of shares provided for in Clause 6.5.

4.
Interest: Amounts provided under Clause 6.3 shall for so long as they remain outstanding carry interest at the Interest Rate (both before and after judgement). Such interest to accrue daily based on a 365 day year and to be compounded annually. Interest shall only be payable on the occurrence of an Exit or the relevant advance becoming repayable in accordance with Paragraph 5.

5.	Repayment: Any amount advanced under Clause 6.3 shall be repaid by the Company on the first to occur of:

(a)	the fifth anniversary of Completion;

(b)	an Exit; or

(c)	the relevant advance becoming repayable in accordance with Paragraph 9 below as a result of an Event of Default occurring.

6.
Early Repayment: The Company shall be entitled to repay any advance under Clause 6.3 in advance of the relevant advance otherwise becoming repayable. At the same time the Company shall pay any interest accrued on the amount repaid.

7.
Pro Rata Repayment: When repaying any funds advanced under Clauses 6.3 or 6.4, the Company shall repay an equal proportion of the aggregate amount of outstanding funds advanced by each Shareholder (including any person who has ceased to be a Shareholder) under such Clauses (regardless of the Funding Requirement in respect of which the relevant advance has been made).

8.
Subordination: The advance shall be fully subordinated to any amount payable under any Third Party Facility. For these purposes all Shareholders shall enter into subordination arrangements (in such form as may be agreed by the Company, Investor 1 and ECP acting reasonably) for the purposes of giving effect to the provisions of this Paragraph 8.

9.
Event of Default: If an Event of Default shall occur, then, subject to the subordination arrangements referred to in Paragraph 8, the relevant Shareholder shall be entitled by notice to the Company to require the Company to immediately repay the full amount advanced including any interest thereon under Clause 6.3. Any such repayment obligation shall be subject to the Company complying with its obligations under Paragraph 7.

10.	Withholdings: All amounts to be paid to in respect of any advance (including both principal and interest) shall be paid subject to any deduction or withholding required by law.

Schedule 7
Terms on Which ECP may be required to provide funding under Clause 6.4

1.	Amount to be provided: To be determined in accordance with Clause 6.4.

2.
Date for Drawdown: The date specified by the Company by notice to ECP which shall not be less than 10 Business Days after the date on which the ECP has been notified of the amount to be provided by ECP under Clause 6.4 and shall not be after the fifth anniversary of the first Third Party Facility being entered into by the Company.

3.
Condition to Draw Down: The Company has commitments from Shareholders to satisfy the full amount of the relevant Funding Requirement through the operation of Clauses 6.3 and/or 6.4 and any issue of shares provided for in Clause 6.5.

4.
Interest: Amounts provided under Clause 6.4 shall for so long as they remain outstanding carry interest at the Interest Rate (both before and after judgement). Such interest to accrue daily based on a 365 day year and to be compounded annually. Interest shall only be payable on the occurrence of an Exit or the relevant advance becoming repayable in accordance with Paragraph 5 below.

5.	Repayment: Any amount advanced under Clause 6.4 shall be repaid by the Company on the first to occur of:

(a)	the fifth anniversary of Completion;

(b)	an Exit; or

(c)	the relevant advance becoming repayable in accordance with Paragraph 9 below as a result of an Event of Default occurring.

6.
Early Repayment: The Company shall be entitled to repay any advance under Clause 6.4 in advance of the relevant advance otherwise becoming repayable. At the same time the Company shall pay any interest accrued on the amount repaid.

7.
Pro Rata Repayment: When repaying any funds advanced under Clauses 6.3 or 6.4, the Company shall repay an equal proportion of the aggregate amount of outstanding funds advanced by each Shareholder (including any person who has ceased to be a Shareholder) under such Clauses (regardless of the Funding Requirement in respect of which the relevant advance has been made).

8.	Security:
The advance shall be secured by way of an all monies debenture or legal charge against all assets of the Company and each member of the Company’s Group but:

(a)
shall be fully subordinated (both as to security and payment) to any amount payable under any existing Third Party Facility save in circumstances where the existing lender of such Third Party Facility provides consent to ECP’s security and payment taking priority;

(b)
to the extent that any borrowings are made by the Company under a new Third Party Facility entered into after the date on which monies have been advanced to the Company by ECP pursuant to Clause 6.4 and this Schedule, any security interest to be granted and right to repayment in respect of the new Third Party Facility shall, if so required by the new lender, rank in priority to ECP but only provided that and to the extent that the amount of funds advanced by ECP is within or equal to the ECP Funding Cap (calculated at the time of entry into the new Third Party Facility). If the amount of funds available to the Company under the new Third Party Facility will exceed the amount of the unused element of the ECP

Funding Cap (calculated at the time of entry into but excluding the new Third Party Facility), then unless the purpose of the loan is to repay ECP amounts owing, the security issued to the new lender of the Third Party Facility in respect of the amount borrowed which is in excess of such unused element of the ECP Funding Cap shall be subordinated to ECP’s existing security interest; and

(c)
in respect of the loans provided to the Company under Clause 4.2(j), unless those amounts are repaid to the Shareholders within 3 months from the date on which those loans are advanced, then they shall be deemed to be subordinated (both as to security and payment) to the loans made by ECP to the Company pursuant to the terms of Clause 6 and this Schedule 7;

For these purposes, all Shareholders shall enter into subordination arrangements (in such form as may be agreed by the Company, Investor 1 and ECP acting reasonably) for the purpose of giving effect to the provisions of this Paragraph 8.

9.
Event of Default: If an Event of Default shall occur, then, subject to the subordination arrangements referred to in Paragraph 8, ECP shall be entitled by notice to the Company to require the Company to immediately repay the full amount advanced including any interest thereon under Clause 6.4. Any such repayment obligation shall be subject to the Company complying with its obligations under Paragraph 7.

10.	Withholdings: All amounts to be paid to in respect of any advance (including both principal and interest) shall be paid subject to any deduction or withholding required by law.

Schedule 8
Determination of EBITDA
The following principles shall apply in the determination of EBITDA:

1.
EBITDA shall be determined on a consolidated basis for the Company's Group applying the statements of standard accounting practice issued or adopted by the Financial Reporting Council, including Financial Reporting Standards, Statements of Standard Accounting Practice and Abstracts (save to the extent inconsistent with the following provisions of this Schedule) (collectively to be referred to as “Applicable Accounting Standards”) and on the basis that such policies and practices used shall not be changed or altered unless required by law, by the Financial Reporting Counsel or with consent of all parties to this Agreement;

2.	To the extent otherwise included in EBITDA, the following shall be excluded:

(a)
all Exceptional Items (as defined in Financial Reporting Standard 102 and which are items of an exceptional nature or which occur infrequently and which are not related to the normal course of business and would not be expected to be repeated or cause further costs to the Company or any member of the Group in the future) including:

(i)	gains/losses from disposals of fixed assets or investments to the extent not in the ordinary course of business;

(ii)	discontinued operations;

(iii)	litigation settlements to the extent not in the ordinary course of business;

(iv)
reversal of general provisions from any period prior to the Reference Period which are not released in the ordinary course of business but which are in accordance with Applicable Accounting Standards and on a consistent basis with prior accounting periods; and

(v)
reversal of specific provisions from any period prior to the Reference Period but which is in accordance with Applicable Accounting Standards and on a consistent basis with prior accounting periods and where the creation and release of such provision has not been approved by the auditors of the Company;

(b)	corporation tax and its equivalents in any relevant jurisdiction;

(c)	amortisation of any goodwill and intangibles;

(d)	interest income or expense accrued, whether paid or not paid, deferred or capitalised;

(e)	any bank facility fee or costs, any guarantee fees and any redemption fees, penalties, termination fees, premiums, expenses or otherwise payable to any lender/creditor;

(f)	depreciation;

(g)	any distribution declared or paid after the date of this Agreement;

(h)
any acquisition costs (including those relating to professional advisors fees, due diligence fees, tax structuring and advisory fees, corporate finance fees, search fees, success fees and finance arrangement fees) relating to acquiring any Acquisition Target, potential acquisition, or new branches which in each case are to form part of the Business or Group; and

(i)	gains/losses arising on revaluation of any asset.

3.
In respect of the reversal of provisions referred to in paragraph 3(a) (iv) and (v), in the event of any disagreement between the parties regarding whether this reversal shall be excluded, the Investors shall refer such matter in dispute for determination by an independent firm of chartered accountants which shall be mutually agreed by the Investors in good faith and which shall be a partner in one of KPMG, EY, PwC or Deloitte (“Expert”). The parties agree to co-operate in doing everything which is necessary to procure the appointment of the Expert (including agreeing terms of engagement) and in providing information and representations which the Expert will require for the purposes of his determination. The Expert will act as expert and not arbitrator and the decision of the Expert will, in the absence of fraud or manifest error, be final and binding on the parties. The Expert’s fees will be borne in such proportions as the Expert shall determine.

4.
To the extent that any company or business (an "Acquisition Target") may have joined the Company's Group during the Reference Period then EBITDA shall first be determined in accordance with the forgoing provisions in respect of the Reference Period but then (to arrive at the final EBITDA for the Reference Period) there shall be added to such EBITDA in respect of each Acquisition Target an amount equal to £X where X is:

X = (A x 80%) x (365 – B)/365
Where:
A is the EBITDA (calculated applying the foregoing provisions mutatis mutandis) which at the time of the acquisition was projected in the proforma for the acquisition that was approved by the Board as a projection of the EBITDA to be generated by the Acquisition Target in the 12 months following the Acquisition Target joining the Company's Group; and
B is the number of days within the Reference Period that the Acquisition Target has been part of the Company's Group.

Schedule 9
Put and Call Options

1.	Definitions

1.1	In this Schedule the following definitions shall apply (unless the context otherwise requires):

(a)	"Call Option" means in respect of each Grantee the option granted by it in Paragraph 2.1

(b)
"Cash" means cash within the Company's Group determined in accordance with International Financial Reporting Standards on a consolidated basis as at the end of the Reference Period and comprising cash in hand, cash credited to any bank account of the Company's Group (and any interest accrued thereon), cash in transit and the sums receivable under cheques, other bills of exchange or methods of payment received on or before the end of the relevant Reference Period by a member of the Company's Group (not being post-dated but being settled on first presentation) and not at that stage cleared;

(c)	"Debt" has the meaning set out in Clause 1;

(d)	"Exercise Notice" means in respect of each Option a notice served to exercise such option as referred to in Paragraph 4;

(e)	"Grantee" means a Shareholder other than ECP;

(f)	"Option" means a Put Option or Call Option as applicable;

(a)	"Option Completion" means in respect of any Option which has been exercised, the compliance by the relevant Shareholders and ECP with their respective obligations set out in Paragraph 6;

(g)	"Option Period" means the period commencing at 00.01 on the 4th anniversary of Completion and expiring at midnight on the 7th anniversary of Completion;

(h)	"Option Price" means a price per Option Share being £x where:
X = ((8 x A) + B – C) /D
where:
A is the EBITDA
B is the aggregate amount of Cash;
C the aggregate amount of Debt
D is the number of Shares in existence at the time of the relevant Option Completion.

(i)	"Option Shares" means in respect of each Grantee all of the Shares held by the relevant Grantee at the date on which the relevant Option is exercised; and

(j)	"Put Option" means in respect of each Grantee the option granted to it in Paragraph 2.2.

2.	Grant of Options

2.1
Each Grantee hereby grants to ECP an option (the "Call Option") to require the Grantee to transfer all (and not some only) of the Option Shares to ECP on the terms set out in this Schedule. ECP shall only be entitled to exercise a Call Option if at the same time it exercises all Call Options.

2.2	ECP hereby grants to each Grantee an option (the "Put Option") to require ECP to acquire all (and not some only) of the Option Shares from the Grantee on the terms set out in this Schedule.

2.3
In respect of each Option, the relevant Option Shares shall be sold by the relevant Grantee with full title guarantee free from all encumbrances and with all rights attached to them at the date of Option Completion.

2.4
All dividends and other distributions relating to the Option Shares which have been declared on or before the date of Option Completion but which are yet to be paid at Option Completion shall belong to, and be payable to, the relevant Grantee.

2.5
The parties acknowledge and agree that ECP shall not acquire any interest (whether equitable, beneficial or otherwise) in or in respect of the Option Shares until Option Completion has occurred in respect of the relevant Option.

3.	Option Period

3.1	An Option may only be exercised during the Option Period, and if the Option is not exercised by the end of such period, it shall lapse.

3.2	The date of exercise of an Option is the date on which the Grantee is deemed to receive the Exercise Notice in accordance with Clause 26.

4.	Exercise of Option

4.1
Notice to exercise an Option (an "Exercise Notice") may be given by a Grantee or ECP as applicable at any time during the Option Period, in respect of all (but not some only) of the relevant Option Shares.

4.2	An Exercise Notice must:

(a)	be given in writing, signed by the relevant Grantee or ECP as applicable and otherwise comply with the requirements of Clause 26;

(b)	state clearly that it is intended to constitute an Exercise Notice for the purposes of this Schedule; and

(c)
specify a date on which (subject to determination of the Option Price) the transfer of the relevant Option Shares shall be completed, which date shall be not more than 20 Business Days nor less than 15 Business Days after the date of the Exercise Notice.

4.3	Once given, an Exercise Notice may not be revoked by the giver of it without the written consent of the recipient.

5.	Option Price

5.1
Where a Call Option is being exercised the consideration (subject to adjustment in accordance with Paragraph 8) to be received by the relevant Grantee for the sale of the relevant Option Shares shall be the Option Price times the number of Option Shares, and ECP's obligation to pay the consideration shall be satisfied by payment in accordance with Paragraph 6.

5.2
Where a Put Option is being exercised the consideration (subject to adjustment in accordance with Paragraph 8) to be received by the relevant Grantee for the sale of the relevant Option Shares shall be the Option Price times the number of Option Shares plus £1, and ECP's obligation to pay the consideration shall be satisfied by payment in accordance with Paragraph 6.

6.	Option Completion

6.1
Option Completion will take place at the registered office of the Company on the date specified in the relevant Exercise Notice or (if later) the date 5 Business Days after the date on which the relevant Option Price shall have been finally agreed or determined in accordance with this Schedule, when each of the events set out in paragraph 6.2 below must occur.

6.2	Subject to paragraph 6.3, at Option Completion:

(a)	the relevant Grantee shall deliver to ECP:

(i)	duly completed and executed transfers of the relevant Option Shares in favour of ECP;

(ii)	the original certificates in respect of the relevant Option Shares (or an indemnity for lost share certificates in a form reasonably acceptable to the Company); and

(iii)
any other document reasonably necessary to vest in ECP full legal and beneficial ownership of the Relevant Option Shares (save to the extent it relates to the payment of stamp duty on the transfer to ECP);

(b)
the Grantee shall procure that any director of the Company which has been appointed by the Grantee pursuant to rights under the Articles duly resigns from his/her position with the Company without any further liability for the Company (save for any right to be paid any accrued but unpaid fees, salary and expenses);

(c)	ECP shall:

(i)
pay in cash an amount equal to the consideration payable for the relevant Option Shares (determined in accordance with Paragraph 5 (but ignoring any adjustment under Paragraph 8)) to the relevant Grantee by telegraphic transfer in cleared funds; and

(ii)
(notwithstanding the other provisions of this Agreement (including the provisions of paragraphs 5 and 6 of Schedule 6 and paragraphs 4 and 6 of Schedule 10 which shall cease to apply for this purpose) procure that the Company pays in cash to the relevant Grantee by telegraphic transfer in cleared funds an amount equal to the Debt then outstanding to the relevant Grantee (including in respect of accrued but unpaid interest);

(d)
each Shareholder shall exercise all voting rights and powers of control which he may have in relation to the Company to procure (to the extent that he is reasonably able) that the relevant transfer is registered by the Company subject only to it being duly stamped (it being acknowledged that ECP will be responsible for the payment of any such stamp duty).

6.3
Neither party shall be required to complete the sale and purchase of any Option Shares unless the other party complies with the obligations under this Paragraph 6 and unless the sale and purchase of all of the Option Shares in respect of which an Option has then been exercised is completed simultaneously. ECP agree that it shall only exercise a Call Option where it exercises all Call Options simultaneously.

6.4	ECP agrees that it shall be responsible for all stamp duty which becomes payable as a result of a transfer of any Shares as a result of the exercise of any Option.

7.	Determination of the Consideration prior to Option Completion

7.1
Following the exercise of an Option in accordance with this Schedule, the Company shall be instructed to calculate the Option Price in respect of the relevant Option Shares. It shall do so as quickly as reasonably practicable and in any event within 30 Business Days of the relevant exercise. Once calculated it shall provide both ECP and the relevant Grantee(s) with details of the Option Price and the basis on which it has been calculated and shall respond as soon as reasonably practicable to any queries as to the calculation.

7.2
If the relevant Grantee(s) and ECP agree the Company's calculation of the Option Price they shall record this in writing then it shall be the Option Price for the purposes of the relevant Option exercise.

7.3
If the relevant Grantee(s) and ECP do not all agree the Company's calculation within 20 Business Days of it being notified to them, then any of them shall be entitled to refer the matter to an independent accountant agreed by all of them or, in the absence of agreement, by the President of the Institute of Chartered Accountants in England and Wales. Such accountant shall act as expert and not as arbitrator, shall be appointed on his standard terms and shall be entitled to determine his own procedures. The Company, the relevant Grantee(s) and ECP shall provide the accountant with such information as is within their respective possession or control and shall otherwise provide reasonable answers to any questions which this accountant may raise. His costs shall be borne as he shall direct or otherwise as to one half by the relevant Grantee(s) and one half by ECP.

7.4
Option Price as agreed by the relevant Grantee(s) and ECP or (as applicable) determined by the relevant accountant shall be final and binding on the relevant parties (save in the event of manifest error) in respect of the relevant Option exercise.

8.	Post Option Completion adjustment to the Consideration

8.1	Following Option Completion the consideration payable on the exercise of each Option shall be adjusted as follows:

(a)	Where Option Completion occurs within 3 months of the date on which the relevant Option is exercised, then the consideration shall be:

(i)
increased by an amount equal to such proportion of the after tax profit generated by the Company's Group on a consolidated basis between the end of the relevant Reference Period and the date of Option Completion as the number of relevant Option Shares bears to the number of Shares in issue at the date of Option Completion;

(ii)
decreased by an amount equal to such proportion of any after tax loss generated by the Company's Group on a consolidated basis between the end of the relevant Reference Period and the date of Option Completion as the number of relevant Option Shares bears to the number of Shares in issue at the date of Option Completion;

(iii)
increased by an amount equivalent to interest on the relevant consideration paid on Option Completion and calculated at the rate equal to the aggregate of LIBOR and 2 per cent for the period from the end of the relevant Reference Period to the date of Option Completion; and

(b)	where Option Completion occurs more than 3 months after the date on which the relevant Option is exercised, then the consideration shall be adjusted on the basis that:

(i)
the Option Price is recalculated on the basis that the relevant Reference Period was the 12 month period to the end of the calendar month last ending before the date on which Option Completion actually occurs; and

(ii)	the provisions of Paragraph 8.1(a) is then applied in respect of the period from the end of the adjusted Reference Period to the date on which Option Completion occurs.

8.2
In determining the after tax profits or losses of the Company's Group the parties shall adopt the same accounting policies as were used by the Company in preparing its last statutory accounts approved by its auditors before the relevant Option Completion.

8.3
The relevant Grantee(s) and ECP shall endeavour to agree any adjustment to the relevant consideration under Paragraph 8.1 as soon as reasonably practicable following Option Completion but if it is not agreed within 30 Business Days of Option Completion then it shall be determined in accordance with the provisions of Paragraph 7 which shall mutatis mutandis apply.

9.	Transfer of Shares
Notwithstanding the other provisions of this Agreement (save as permitted by Clause 9.2), no Grantee shall, prior to the expiry of the Option Period and provided that the relevant Option has not been exercised prior to the expiry of such Option Period, transfer of dispose of or charge any interest in any Option Shares save for a transfer of the entire legal and beneficial interest in respect of a Permitted Transfer under the Articles or a transfer required under Articles 13 or 14 of the Articles.

10.	Further assurance
Each Grantee undertakes to execute all such documents and do all such acts and things, as ECP may from time to time reasonably require on and following Option Completion to vest in ECP the full legal and beneficial interest in the relevant Option Shares.

Schedule 10
Terms of Working Capital Advance

1.	Amount to be provided by each Investor: To be as set out in Clause 4.2(j).

2.	Date for Drawdown: On Completion.

3.	Interest: No interest shall accrue or be payable.

4.	Repayment: Any amount advanced under Clause 4.2(j) shall be repaid by the Company on the first to occur of:

(a)	the fifth anniversary of Completion;

(b)	the Board concluding that the Company has surplus working capital so as to enable the Company to repay the relevant advances;

(c)	an Exit; or

(d)	the relevant advance becoming repayable in accordance with Paragraph 9 below as a result of an Event of Default occurring.

5.
Early Repayment: The Company shall be entitled to repay any advance under Clause 4.2(j) in advance of the relevant advance otherwise becoming repayable. At the same time the Company shall pay any interest accrued on the amount repaid.

6.
Pro Rata Repayment: When repaying any funds advanced under Clauses 4.2(j), the Company shall repay an equal proportion of the aggregate amount of outstanding funds advanced by each Investor under such Clauses.

7.
Subordination: The advance shall be fully subordinated to any amount payable under any Third Party Facility. For these purposes all Investors shall enter into subordination arrangements (in such form as may be agreed by the Company, Investor 1 and ECP acting reasonably) for the purposes of giving effect to the provisions of this Paragraph 7.

8.
Event of Default: If an Event of Default shall occur, then, subject to the subordination arrangements referred to in Paragraph 7, the relevant Investor shall be entitled by notice to the Company to require the Company to immediately repay the full amount advanced including any interest thereon under Clause 4.2(j). Any such repayment obligation shall be subject to the Company complying with its obligations under Paragraph 6.

9.	Withholdings: All amounts to be paid to in respect of any advance under Clause 4.2(j) (including both principal and interest) shall be paid subject to any deduction or withholding required by law.

SIGNED for and on behalf of COMMERCIAL PARTS JERSEY LIMITED:

/s/ Anthony Simler
Signature
Anthony Simler
Print name
Attorney
Title

SIGNED for and on behalf of EURO CAR PARTS LIMITED:

/s/ Todd Cunningham
Signature
Todd Cunningham
Print name
Director
Title

SIGNED by JAMES RAWSON:

/s/ James Rawson
Signature

SIGNED by NEIL BROWN:

/s/ Neil Brown
Signature

SIGNED for and on behalf of COMMERCIAL PARTS UK HOLDCO LIMITED:

/s/ Anthony Simler
Signature
Anthony Simler
Print name
Attorney
Title